Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 33-60580, 333-03895, 333-95127 and 333-95129) and Form S-3 (Registration No. 333-19195) of our report dated February 28, 2002 (March 21, 2002 with respect to Note M) on our audit of the financial statements included in the 2001 annual report on Form 10-K/A(Amendment No. 2) of Life Medical Sciences, Inc.

Richard A. Eisner & Company, LLP

New York, New York
April 8, 2002